Exhibit C.VI Project Ocala Board Materials August 18, 2021 0Exhibit C.VI Project Ocala Board Materials August 18, 2021 0

Offer summary

$mm, except per share data	Metric	Nordic proposal[1]	Current (08/18/2021)[2]	Unaffected trading (07/26/2021)[3]
Implied price per share		**$41.00**	**$37.22**	**$32.71**
Premiums / (discount) to:				
Unaffected share price of $32.71 as of 07/26/21		*25%*	*14%*	*–*
Current share price of $37.22 as of 08/18/21		*10%*	*–*	*(12%)*
52-week high of $34.47		*19%*	*8%*	*(5%)*
30-day VWAP of $32.95		*24%*	*13%*	*(1%)*
90-day VWAP of $30.74		*33%*	*21%*	*6%*
Equity value		**$6,414**	**$5,829**	**$5,108**
Firm value		**$7,225**	**$6,596**	**$5,865**
FV / CY22E Revenue (Ocala management case)	$902	8.0x	7.3x	6.5x
FV / CY22E Adj. EBITDA[4] (Ocala management case)	$330	21.9x	20.0x	17.8x

J.P.Morgan

Source: FactSet; Ocala management; Company filings; Note: Market data as of unaffected share price on 07/26/21, unless noted otherwise; [1] Net debt balance and fully diluted shares outstanding as of 08/03/21 per Ocala management [2] Net debt balance and fully diluted shares outstanding as of 06/30/21; [3] Net debt balance and fully diluted shares outstanding as of 03/31/21; [4] Adjusted EBITDA excludes SBC, acquisition costs, and other non-comparable items

1

Ocala financial forecast comparison

Ocala management case — Street consensus (for reference only)

Revenue ($mm)



$775
$773
$902
$870
$1,040
$973
CY21E
CY22E
CY23E

% growth	CY21E	CY22E	CY23E
Mgmt.	16%	16%	15%
Street	16%	13%	12%

Gross margin (%)



75%
75%
76%
74%
76%
74%
CY21E
CY22E
CY23E

Gross profit ($mm)	CY21E	CY22E	CY23E
Mgmt.	$577	$668	$770
Street	$577	$658	$741

Operating expenses ($mm)



$306
$307
$338
$347
$386
$365
CY21E
CY22E
CY23E

% sales	CY21E	CY22E	CY23E
Mgmt.	40%	38%	35%
Street	40%	40%	40%

Adjusted EBITDA[1] ($mm)



$271
$270
$330
$311
$404
$355
CY21E
CY22E
CY23E

% margin	CY21E	CY22E	CY23E
Mgmt.	35%	37%	39%
Street	35%	36%	36%

J.P.Morgan

Source: Ocala management; FactSet as of 08/18/21; Note: Ocala FYE of 12/31

[1] Adjusted EBITDA excludes SBC, acquisition costs, and other non-comparable items

2

Summary valuation perspectives of Ocala

Implied equity value per share



For reference only
For reference only
52-week range[1]
PV of analyst price targets[2]
Trading multiples
Transaction multiples
Discounted cash flow
$34.50
$17.50
$41.25
$21.00
$45.00[3]
$23.00[3]
$45.75
$34.00
$54.50
$32.75
$51.75
$34.00
Nordic offer: $41.00
Current share price: $37.22
Unaffected share price: $32.71[6]

Metrics		
CY22E Adj. EBITDA[4] ($mm)	NTM Revenue ($mm)[5]	Discount rate
$330	$849	8.00%–9.00%
Multiples (x)		
CY22E FV / Adj. EBITDA[4]	**FV / NTM Revenue**	**Terminal growth**
18.5–24.0x	**7.0–11.0x**	**3.0%–4.0%**

J.P.Morgan

Source: Ocala management; FactSet as of 08/18/21; Note: Ocala FYE of 12/31; DCF assumes valuation date as of 08/03/21; DCF and transaction multiples reflect total net debt and share count as of 08/03/21, Trading multiples reflects total net debt and share count as of 06/30/21; All analyses marked as "for reference only" are illustrative and presented for informational purposes only
Share prices rounded to the nearest $0.25; Current share price reflects as of 08/18/21
[1] Reflects 52-week range as of unaffected date on 07/26/21; [2] Discounted one year using cost of equity of 9.00%; [3] Represents actual price targets
[4] Adjusted EBITDA excludes SBC, acquisition costs, and other non-comparable items; [5] NTM as of 08/03/21; [6] As of unaffected date on 07/26/21

3

Public company trading and operating metrics

		Firm value ($bn)	Revenue CAGR CY19A – CY21E (*For reference only*)	Revenue growth CY22E (*For reference only*)	Gross margin CY22E (*For reference only*)	EBITDA margin CY22E (*For reference only*)	FV / EBITDA CY22E
Inovalon	Street *Unaffected*[1]	$5.9	9%	12%	76%	36%	18.8x (23.4x[4])
	Street *Current* (For reference only)	$6.6	10%	13%	75%	36%	21.2x (26.4x[4])
	Management	$6.6	10%	16%	74%	37%	
Software	NICE	$17.4	8%	10%	71%	36%	24.1x
	ptc	$16.4	18%	10%	84%	36%	23.3x
	Black Knight	$14.9	12%	9%	N/A[3]	49%	18.8x
	GoDaddy	$14.3	12%	10%	65%	23%	14.8x
	datto	$4.3	15%	16%	74%	23%	25.6x
	Qualys	$3.9	12%	12%	81%	42%	20.5x
	mimecast	$3.9	17%	16%	75%	28%	18.5x
Healthcare tech	Omnicell	$7.1	11%	14%	50%	22%	25.6x
	R1	$7.1	11%	15%	26%	24%	17.4x
	HealthEquity	$6.3	2%[2]	8%	57%	34%	21.7x

Source: Company filings, Ocala management; FactSet as of 08/18/21; Note: Ocala FYE of 12/31; Sorted by firm value within groupings; All analyses marked as "for reference only" are illustrative and presented for informational purposes only
[1] Unaffected market date as of 07/26/21; [2] Represents organic growth, which excludes revenue from WageWorks acquisition; [3] Not reported; [4] Adjusted EBITDA burdened by capitalized software (2022E capitalized software calculated as 3-yr historical average), for reference only. Inovalon EBITDA reflects adjusted EBITDA which excludes SBC, acquisition costs, and other non-comparable items

J.P.Morgan

4

Transaction multiples

FV / NTM Revenue



Strategic buyers
Sponsor buyers
For reference only¹
~10.0x
7.6x
13.9x
8.1x
7.8x
11.1x
9.3x
6.3x
7.8x
9.1x
8.1x
6.2x
4.0x
5.2x
7.9x
6.6x
7.0x
Implied FV / NTM Revenue based on Nordic offer: 8.5x²

Target	Ciox Health	BlueYonder	Nuance	Carbon Black.	medidata	tableau	redhat	Cotiviti	CallidusCloud	proofpoint	RealPage	planview	Forescout	Sophos	Ultimate Software	EllieMae	Apptio
Acquirer	Datavant	Panasonic	Microsoft	vmware	Dassault Systemes	salesforce	IBM	verscend	SAP	Thoma Bravo	Thoma Bravo	TA Associates	Advent International	Thoma Bravo	Hellman & Friedman	Thoma Bravo	Vista
Announce Date	Jun-21	Apr-21	Apr-21	Aug-19	Jun-19	Jun-19	Oct-18	Jun-18	Jan-18	Apr-21	Dec-20	Nov-20	Feb-20	Oct-19	Feb-19	Feb-19	Nov-18
Firm value (bn)	$7.0bn	$8.5	$19.6	$2.1	$6.0	$15.7	$33.4	$5.0	$2.3	$11.3	$10.2	$1.6	$1.5	$3.8	$10.7	$3.3	$1.8
NTM Rev. growth	NA	10%	(3%)	14%	17%	18%	15%	5%	18%	14%	13%	8%	13%	12%	19%	5%	17%

J.P.Morgan

Source: Company filings, FactSet, Broker research; Note: All analyses marked as "for reference only" are illustrative and presented for informational purposes only; [1] For reference only, as sources are estimates based on press release, reflects transaction value of $7bn and pro forma revenue of $700mm+; [2] NTM as of 08/03/21, reflects Ocala FV / NTM Revenue based on Ocala management case and at Nordic's offer price of $41 / share

5

Discounted cash flow analysis Ocala management case FYE of 12/31, ($mm) CY21E CY22E CY23E CY24E CY25E CY26E CY27E CY28E CY29E CY30E Terminal year Revenue $775 $902 $1,040 $1,200 $1,385 $1,573 $1,759 $1,935 $2,065 $2,137 $2,212 % growth 16.1% 16.4% 15.4% 15.4% 15.4% 13.6% 11.8% 10.0% 6.7% 3.5% 3.5% Adjusted EBITDA¹ $271 $330 $404 $492 $594 $675 $755 $830 $886 $917 $949 % margin 35% 37% 39% 41% 43% 43% 43% 43% 43% 43% 43% EBIT 153 210 284 372 474 546 620 692 749 786 814 % margin 20% 23% 27% 31% 34% 35% 35% 36% 36% 37% 37% Taxes (43) (59) (80) (104) (133) (153) (174) (194) (210) (220) (228) % tax rate 28% 28% 28% 28% 28% 28% 28% 28% 28% 28% 28% EBIAT $110 $151 $205 $268 $341 $393 $446 $498 $539 $566 $586 % margin 14% 17% 20% 22% 25% 25% 25% 26% 26% 26% 26% Plus: D&A 118 120 120 120 120 129 135 138 137 131 135 % of capex 181% 185% 185% 160% 139% 131% 123% 114% 106% 98% 98% Less: SBC, net of tax (23) (25) (25) (25) (25) (29) (32) (35) (38) (39) (40) % of sales 3% 3% 2% 2% 2% 2% 2% 2% 2% 2% 2% Less: Capex (65) (65) (65) (75) (87) (98) (110) (121) (129) (134) (138) % of sales 8% 7% 6% 6% 6% 6% 6% 6% 6% 6% 6% Less: Change in NWC (15) (18) (21) (24) (28) (28) (28) (26) (20) (11) (11) % change in sales 14% 14% 15% 15% 15% 15% 15% 15% 15% 15% 15% Unlevered free cash flow $124 $163 $214 $264 $322 $367 $411 $454 $490 $514 $532 % margin 16% 18% 21% 22% 23% 23% 23% 23% 24% 24% 24% Terminal growth rate 3.00% 3.50% 4.00% Discount rate 8.00% 8.50% 9.00% 8.00% 8.50% 9.00% 8.00% 8.50% 9.00% PV of cash flows $2,138 $2,088 $2,039 $2,140 $2,089 $2,041 $2,141 $2,091 $2,042 PV of terminal value 5,306 4,629 4,073 5,949 5,138 4,484 6,754 5,761 4,977 Terminal value % of total value 71% 69% 67% 74% 71% 69% 76% 73% 71% Firm value $7,444 $6,717 $6,112 $8,089 $7,228 $6,525 $8,895 $7,852 $7,019 Equity value 6,633 5,906 5,301 7,278 6,416 5,713 8,084 7,041 6,208 Implied share price $42.50 $37.75 $34.00 $46.50 $41.00 $36.50 $51.75 $45.00 $39.75 FV / 2022E Revenue multiple 8.3x 7.4x 6.8x 9.0x 8.0x 7.2x 9.9x 8.7x 7.8x FV / 2022E Adj. EBITDA¹ multiple 22.6x 20.4x 18.5x 24.5x 21.9x 19.8x 27.0x 23.8x 21.3x Implied TV / terminal Adj. EBITDA¹ 11.2x 10.2x 9.4x 12.4x 11.2x 10.2x 14.0x 12.4x 11.2x 6 Source: Ocala management; Note: Ocala FYE of 12/31; DCF assumes valuation date as of 08/03/21; Implied share prices rounded to the nearest $0.25 Reflects total net debt as of 08/03/21; ¹ Adjusted EBITDA excludes SBC, acquisition costs, and other non-comparable items DCF analysis ($mm) Free cash f low ($mm)

Appendix 7Appendix 7

Ocala forecast assumptions

Source	■ Ocala management has provided J.P. Morgan a financial plan for fiscal years 2021E–2023E, an extrapolation plan for 2024E–2030E, and terminal year ("Ocala management case")
Revenue and profitability assumptions	■ Revenue: ■ 2021E–2025E: Grows at 16% in 2021E and 2022E and then 15% in 2023E, 2024E, and 2025E, respectively ■ 2026E–2030E: Growth linearly slows down from management estimate for 2025E of 15% and then decelerates to 3.5% by 2030E; terminal growth rate provided by Ocala management ■ Adjusted EBITDA[1] margin : ■ 2021E–2025E: 35%, 37%, 39%, 41%, and 43%, respectively ■ 2026E–2030E: Held flat at 43% through the forecast period
Other	■ D&A as a % of capex decreases from 181% to 139% from 2021E–2025E and then from 2025E–2030E declines linearly from 139% to 98% ■ Stock-based compensation as a % of sales is 4% in each of 2021E and 2022E, then 3% from 2023E–2025E, and then held flat at 3% through the forecast period ■ Capex as a % of sales is 8% and 7% in 2021E and 2022E, respectively, and then held flat at 2023E of 6% through the forecast period ■ Change in net working capital as % of change in sales is 14% in each of 2021E and 2022E and then held flat at 2023E of 15% through the forecast period ■ Tax rate held constant at 28% through the entire forecast period

J.P.Morgan

8

Source: Ocala management; [1] Adjusted EBITDA excludes SBC, acquisition costs, and other non-comparable items

Key updates to J.P Morgan's analyses of Ocala

	June 9, 2021 Board presentation	August 17, 2021 Board presentation	August 18, 2021 (Current)
Management model	■ Management provided projections (May 2021) ■ Valuation date: 03/31/21	■ Management provided projections (August 2021) ■ Valuation date: 08/03/21	■ No change ■ No change
Trading multiples	■ 18.0–22.0x CY22E FV / Adj. EBITDA	■ 18.5–24.0x CY22E FV / Adj. EBITDA	■ No change
Transactions multiples	■ 7.0–11.0x FV / NTM Revenue	■ No change	■ No change
Discounted cash flow	■ Discount rate: 7.75–8.75% ■ Beta range: 0.90–1.30 ■ Risk free rate: 1.63% ■ Equity risk premium range: 6.00–7.00% ■ Cost of debt: 4.18% ■ Terminal growth rate: 3.0–4.0%	■ Discount rate: No change ■ Beta range: No change ■ Risk free rate: 1.31% ■ Equity risk premium range: 6.25–7.25% ■ Cost of debt: 3.98% ■ Terminal growth rate: No change	■ Discount rate: 8.00–9.00% ■ Beta range: No change ■ Risk free rate: 1.26% ■ Equity risk premium range: 6.50–7.50% ■ Cost of debt: No change ■ Terminal growth rate: No change

J.P.Morgan
9

Discount rate analysis

Discount rate summary

Risk free rate[1]		1.26%	
Equity risk premium	6.50%	—	7.50%
Levered beta	0.90	—	1.30
Cost of equity	**7.1%**	—	**11.0%**
Pre-tax cost of debt		4.0%	
Post-tax cost of debt		2.9%	
Debt/total cap target		10.0%	
Calculated discount rate	**6.7%**	—	**10.2%**
Selected discount rate	**8.00%**	—	**9.00%**

Capital structure benchmarks

Company	Market cap ($mm)	Debt/ total cap	Levered beta: Barra	Levered beta: Historical	Relevered historical[2]
Software					
PTC inc.	$15,281	8.9%	1.254	1.609	1.597
NICE	18,117	4.0%	0.978	N/A	N/A
Black Knight	11,914	17.4%	0.875	0.853	0.791
GoDaddy	11,470	25.6%	1.094	1.285	1.113
Datto	4,436	0.0%	1.052	1.092	1.179
Mimecast	4,123	2.4%	1.116	1.230	1.300
Qualys	4,392	0.0%	0.890	0.709	0.766
Healthcare tech					
R1 RCM	$6,383	11.4%	1.244	1.203	1.163
Health Equity	5,460	15.3%	1.293	1.682	1.611
Omnicell	6,955	7.6%	0.964	1.203	1.227
Ocala[3]	**$5,108**	**14.8%**	**0.972**	**1.011**	**0.971**

Source: FactSet, Alacra Barra Beta, J.P. Morgan estimates
Note: Market data as of 08/18/21; [1] U.S. 10-year treasury bond yield as of 08/16/21; [2] Historical levered beta is implied based on unlevering beta for each respective company based on their current capital structure and relevering beta based on debt/total cap target of 10.0% and 28.0% tax rate; [3] Reflects as of unaffected market date on 07/26/21

J.P.Morgan
10

Summary valuation perspectives of Ocala (as presented at August 17, 2021 Board Meeting)

Implied equity value per share



For reference only
For reference only
52-week range[1]
PV of analyst price targets[2]
Trading multiples
Transaction multiples
Discounted cash flow
$34.50
$17.50
$41.50
$21.25
$45.00[3]
$23.00[3]
$45.75
$34.00
$54.50
$32.75
$55.75
$35.75
Nordic offer: $41.00
Current share price: $37.77
Unaffected share price: $32.71[6]

Metrics

CY22E Adj. EBITDA[4] ($mm)	NTM Revenue ($mm)[5]	Discount rate
$330	$849	7.75%–8.75%

Multiples (x)

CY22E FV / Adj. EBITDA[4]	FV / NTM Revenue	Terminal growth
18.5–24.0x	7.0–11.0x	3.0%–4.0%

J.P.Morgan

Source: Ocala management; FactSet as of 08/13/21; Note: Ocala FYE of 12/31; DCF assumes valuation date as of 08/03/21; DCF and transaction multiples reflect total net debt and share count as of 08/03/21, Trading multiples reflects total net debt and share count as of 06/30/21; All analyses marked as "for reference only" are illustrative and presented for informational purposes only
Share prices rounded to the nearest $0.25; Current share price reflects as of 08/13/21
[1] Reflects 52-week range as of unaffected date on 07/26/21; [2] Discounted one year using cost of equity of 8.75%; [3] Represents actual price targets
[4] Adjusted EBITDA excludes SBC, acquisition costs, and other non-comparable items; [5] NTM as of 08/03/21; [6] As of unaffected date on 07/26/21

11

Summary valuation perspectives of Ocala (as presented at June 9, 2021 Board Meeting)

Implied equity value per share



For reference only
For reference only
52-week range
PV of analyst price targets[1]
Trading multiples
Transaction multiples
Discounted cash flow
$32.50
$17.50
$41.00[2]
$37.50
$20.25
$22.00[2]
$41.50
$33.00
$51.75
$31.00
$49.25
$31.50
Current share price: $32.02

	Metrics	
CY22E Adj. EBITDA[3] ($mm)	NTM Revenue ($mm)[4]	Discount rate
$330	$806	7.75%–8.75%
	Multiples (x)	
CY22E FV / Adj. EBITDA[3]	**FV / NTM Revenue**	**Terminal growth**
18.0–22.0x	**7.0–11.0x**	**3.0%–4.0%**

J.P.Morgan

Source: Ocala management; FactSet as of 6/8/21

Note: Ocala FYE of 12/31; PV of analyst price targets and DCF assume valuation date as of 3/31/21; Reflects total debt of $915mm and cash and cash equiv. of $129mm; DCF assumes mid-period discount convention

All analyses marked as "for reference only" are illustrative and presented for informational purposes only; Share prices rounded to the nearest $0.25; Current share price reflects as of 6/8/21

[1] Discounted one year using cost of equity of 9.0%; [2] Represents actual price targets; [3] Adjusted EBITDA excludes SBC, acquisition costs, and other non-comparable items; [4] NTM as of 3/31/21

12

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Morgan client to whom it is directly addressed and delivered (including such client’s subsidiaries, the “Company”) in order to assist the Company in evaluating, on a preliminary basis, the feasibility of a possible transaction or transactions and does not carry any right of publication or disclosure, in whole or in part, to any other party. This presentation is for discussion purposes only and is incomplete without reference to, and should be viewed solely in conjunction with, the oral briefing provided by J.P. Morgan. Neither this presentation nor any of its contents may be disclosed or used for any other purpose without the prior written consent of J.P. Morgan. The information in this presentation is based upon any management forecasts supplied to us and reflects prevailing conditions and our views as of this date, all of which are accordingly subject to change. J.P. Morgan’s opinions and estimates constitute J.P. Morgan’s judgment and should be regarded as indicative, preliminary and for illustrative purposes only. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Company or which was otherwise reviewed by us. In addition, our analyses are not and do not purport to be appraisals of the assets, stock, or business of the Company or any other entity. J.P. Morgan makes no representations as to the actual value which may be received in connection with a transaction nor the legal, tax or accounting effects of consummating a transaction. Unless expressly contemplated hereby, the information in this presentation does not take into account the effects of a possible transaction or transactions involving an actual or potential change of control, which may have significant valuation and other effects. Notwithstanding anything herein to the contrary, the Company and each of its employees, representatives or other agents may disclose to any and all persons, without limitation of any kind, the U.S. federal and state income tax treatment and the U.S. federal and state income tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Company relating to such tax treatment and tax structure insofar as such treatment and/or structure relates to a U.S. federal or state income tax strategy provided to the Company by J.P. Morgan. J.P. Morgan's policies on data privacy can be found at http://www.jpmorgan.com/pages/privacy. J.P. Morgan is a party to the SEC Research Settlement and as such, is generally not permitted to utilize the firm's research capabilities in pitching for investment banking business. All views contained in this presentation are the views of J.P. 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Morgan Securities plc is authorized by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority. J.P. Morgan AG is authorized by the German Federal Financial Supervisory Authority (BaFin) and regulated by BaFin and the German Central Bank (Deutsche Bundesbank). For information on any J.P. Morgan German legal entity see: https://www.jpmorgan.com/country/US/en/disclosures/legal-entity-information#germany. For information on any other J.P. Morgan legal entity see: https://www.jpmorgan.com/country/GB/EN/disclosures/investment-bank-legal-entity-disclosures. JPMS LLC intermediates securities transactions effected by its non-U.S. affiliates for or with its U.S. clients when appropriate and in accordance with Rule 15a-6 under the Securities Exchange Act of 1934. Please consult: www.jpmorgan.com/securities-transactions This presentation does not constitute a commitment by any J.P. Morgan entity to underwrite, subscribe for or place any securities or to extend or arrange credit or to provide any other services. Copyright 2021 JPMorgan Chase & Co. All rights reserved. JPMorgan Chase Bank, N.A., organized under the laws of U.S.A. with limited liability. 13